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                                                               Exhibit 10


                              MINNTECH CORPORATION
                        EMERITUS DIRECTOR CONSULTING PLAN

     THIS INSTRUMENT establishes the Minntech Corporation
Emeritus Director Consulting Plan (the "Plan") effective as of April 8, 1995.

     1. PURPOSE OF PLAN. The purpose of this Plan is to permit Minntech to obtain the continued advice and counsel of certain outside directors after their retirement from the Board of Directors.

     2.   DEFINITIONS.

          "Board of Directors" shall mean the Board of Directors of Minntech Corporation.

          "Former Director" shall mean a non-employee member of the Board of Directors who has served on the Board of Directors for at least five (5), full consecutive years immediately prior to his/her retirement from the Board of Directors.

          "Minntech" shall mean Minntech Corporation, a Minnesota corporation.

          "Participant" shall mean any Former Director who has been designated by the Board of Directors as eligible for participation in the Plan for the next following Plan Year in accordance with Section 3.

          "Plan Year" shall mean the twelve (12) month period commencing on April 1 of each year and ending on March 31 of the following year.

     3. ELIGIBILITY FOR A PLAN YEAR. (a) At its last regularly scheduled meeting for each Plan Year, the Board of Directors shall determine in its sole discretion which Former Directors will be designated as Participants in the Plan for the next Plan Year. Designation as a Participant for a particular Plan Year does not guarantee designation as a Participant for any other Plan Year. If a Former Director retires from the Board of Directors other than at the end of a Plan Year, the initial decision regarding eligibility for participation in the Plan shall be made at the next regularly scheduled meeting of the Board of Directors following any such retirement and shall apply to that portion of the Plan Year following the date such retirement occurred.




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          (b)  Each Former Director designated by the Board of Directors as a
Participant shall execute a written agreement in the form attached hereto as Exhibit A to provide consulting services to Minntech's Board of Directors (a "Consulting Agreement") for the Plan Year during which he/she will be Participant and shall receive the payments provided under Section 4 for such Plan Year.

          (c) The Consulting Agreement shall provide that a Participant shall make himself or herself available to advise and consult with the Board of Directors upon request of the Board of Directors or the Chairman of the Board of Directors. The number of consulting hours required under the Consulting Agreement shall not exceed six (6) hours per calendar quarter with an additional eight hours annually as requested by the Chairman of the Board.

          (d) During the Plan Year covered by the Consulting Agreement, the status of the Participant shall be that of an independent contractor rather than an employee, and the Participant shall not be eligible for any benefits provided to employees of Minntech.

          (e) A Former Director shall only be eligible for designation as a Participant for a number of years equal to the number of full, consecutive Fiscal Years that the individual served as a member of the Board of Directors.

     4. PAYMENTS FOR CONSULTING. The Consulting Agreement shall provide that a Participant shall receive as payment for services thereunder, an amount equal to the annual retainer in effect for members of the Board of Directors at the time the Participant retired from the Board of Directors (the "Consulting Compensation"). Such payment shall not include any amounts equal to per meeting fees or any other compensation the Participant received for services while on
the Board of Directors.   The Consulting Compensation shall be paid to the
Participant in equal quarterly installments on the first day of each quarter of the Plan Year for which the Former Director has been designated a Participant.

     5. Cessation of Payments. Notwithstanding the provisions of Section 4, payments to any Participant shall cease upon the earliest of the following events:

     (a)  The Participant dies.

     (b) The Participant is unable or refuses to perform his or her duties under the Consulting Agreement.

     (c) The Participant commits any act which constitutes a felony or gross misdemeanor or which the Board of Directors determines in its sole discretion is harmful to the business, operations or reputation of Minntech.




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     6.   FUNDING.  Nothing in is this Plan shall be construed as permitting a
Participant to claim any security for the fulfilling of the obligations of Minntech hereunder, and such Participant shall look only to the general assets of Minntech for the satisfaction of Minntech's obligations. The Plan shall not be construed as requiring Minntech, and Minntech shall not required, to invest in any property to secure its obligations hereunder. If Minntech invests in property to fund its obligations under this Plan, Minntech shall be the sole owner of such property, and the Participant shall have no rights in such property.

     7    MISCELLANEOUS.

     7.1 LIABILITY. No director of Minntech shall be personally liable by virtue of any contract, agreement or other instrument made or executed by the director or on his or her behalf as a Participant under this Plan, nor for any mistake of judgement made by such director or any other director, nor for any negligence, omission or wrongdoing of any other director or of anyone employed by Minntech, nor for any loss, unless resulting from his or her own gross negligence or willful misconduct. In addition, Minntech does not assure or guarantee the tax consequences of payments provided hereunder or other matters beyond its control.

     7.2 AMENDMENTS. Minntech reserves the right to amend or modify, in whole or in part, any or all of the provisions of this Plan at any time by action of the Board of Directors.

     7.3 TERMINATION. Continuation of the Plan is not a contractual obligation of Minntech, and the right is reserved by Minntech to reduce, suspend or discontinue the Plan at any time by action of the Board of Directors.

     7.4 ASSIGNMENT AND LEVY. The Plan is for the benefit of the Participants and the rights, privileges and benefits herein conferred shall not, to the extent permitted by law, be subject to alienation, assignment, pledge, levy, attachment, garnishment or other legal process or in any manner anticipated, encumbered, committed, withdrawn or surrendered, and neither shall the same be subject or liable in any way for debts, contracts, or agreements or other claims of creditors of such Participants whether such claims are now contracted or may hereafter be contracted or incurred.

     7.5 RIGHTS OF PARTICIPANTS. The Plan shall not be construed as creating nor does it create any legal or equitable right against Minntech unless such right is specifically provided for in the Plan.




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     7.6  INCOMPETENCY.  Every person receiving or claiming payments under the
Plan shall be conclusively presumed to be mentally competent until the date on which Minntech receives a written notice in a form and manner acceptable to Minntech that such person is incompetent and that a guardian, conservator or other person legally vested with the care of his or her estate has been appointed. In such event, Minntech may direct payments to such guardian conservator or other person legally vested with the care of the person's estate and any such payments so made shall be a complete discharge of Minntech to the extent made.

     7.7 NOTICES. Notices required by this Plan to be given to Minntech or a Participant shall be in writing and shall be considered to have been duly given or served if personally delivered, or sent by first class, certified or registered mail.

     7.8 SEVERABILITY. The invalidity or partial invalidity of any portion of this Plan shall not invalidate the remainder thereof, and such remainder shall remain in full force and effect.

     7.9 WITHHOLDING OF TAXES. It is anticipated that federal, state, local and other taxes will not be withheld from the Consulting Compensation paid in accordance with the Plan. However, the Consulting Compensation shall be subject to the deduction of federal, state or local income taxes or other taxes which are required to be withheld by applicable laws and regulations, either as currently in effect or as may be adopted or amended in the future.

     7.10 GOVERNING LAW. Construction and administration of this Plan shall be governed by the laws of the State of Minnesota, except to the extent such laws are preempted by federal law.

                         MINNTECH CORPORATION

                         By  ______________________________

                         Its ______________________________





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                                    EXHIBIT A
                              CONSULTING AGREEMENT


CONSULTING AGREEMENT, Made and entered into as of the ______________ day of ______, 199 ___, by and between Minntech Corporation, a Minnesota corporation (the "Company"), and ___________, an individual and resident of ("Consultant").

     WHEREAS, in consideration for being designated a Participant in the Outside Director Emeritus Plan dated April 8, 1995, Consultant desires to provide such consulting and advisory services to the Company's Board of Directors and the Company desires to retain Consultant to render consulting and advisory services for the Company's Board of Directors on the terms and conditions set forth in this Agreement and in the Plan.

     NOW THEREFORE, in consideration of the premises, the respective covenants and commitments of the Company and Consultant set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Consultant agree as follows:

     1. RETENTION OF CONSULTANT; SERVICES TO BE PERFORMED. The Company hereby retains Consultant to render such advisory services that fell within the scope of his directorship with the Company, as the Company may request. Consultant hereby accepts such engagement and agrees to perform such services for the Company's Board of Directors upon the terms and conditions set forth in this Agreement. During the term of this Agreement, Consultant shall devote such portion of his time, attention, skill and energy to the business of the Company up to a maximum time commitment of six (6) hours per calendar quarter with an additional eight (8) hours annually as requested by the Chairman of the Board, and shall assume and perform to the best of his ability such reasonable responsibilities and duties as shall be assigned to Consultant from time to time by the Company.

     Consultant shall perform services hereunder primarily at his residence but if necessary and at the Company's request he may be asked to perform such services at the Company's offices in Plymouth, Minnesota. The Company shall give reasonable notice to Consultant in asking him to perform services hereunder.

     2. TERM. Unless sooner terminated pursuant to Section 6, the term of this Agreement shall commence as of the date first above written and shall continue for a period of one (1) year.

     3. CONSIDERATION. (a) In consideration for Consultant's services and covenants hereunder, the Company shall pay to Consultant an amount equal to the annual retainer in effect for




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members of the Board of Directors at the time the Consultant retired from the
Board of Directors (the "Consulting Compensation"). Such payment shall not include any amounts equal to per meeting fees or any other compensation the Consultant received for services while on the Board of Directors. The Consulting Compensation shall be paid to Consultant in equal quarterly installments on the first day of each calendar quarter for the term hereof.

     (b) It is anticipated that federal, state, local and other taxes will not be withheld from the Consulting Compensation. However, the Consulting Compensation shall be subject to the deduction of federal, state or local income taxes or other taxes which are required to be withheld by applicable laws and regulations, either as currently in effect or as may be adopted or amended in the future.

     4. PROTECTION OF TRADE SECRETS, KNOW-HOW AND/OR OTHER CONFIDENTIAL INFORMATION OF THE COMPANY.


     a. CONFIDENTIAL INFORMATION. Except as permitted or directed by the Company's Board of Directors, during the term of this Agreement or at any time thereafter Consultant shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company which Consultant has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company or any affiliated companies prior to the date of this Agreement), whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. Consultant acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company acquired at great time and expense by the Company and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of this Agreement, Consultant will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company.
The foregoing obligations of confi-dentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by Consultant.




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     b.   KNOW-HOW AND TRADE SECRETS.  All know-how and trade secret information conceived or originated by Consultant which arises out of the performance of his obligations or responsibilities under this Agreement or any related material or information shall be the property of the Company, and all rights therein are by this Agreement assigned to the Company.

     5. TERMINATION. Notwithstanding any contrary provision contained elsewhere in this Agreement, this Agreement and the rights and obligations of the Company and Consultant hereunder shall be terminated upon the occurrence of any of the following events:

     a.   Immediately in the event of Consultant's death;

     b. The Consultant is unable or refuses to perform his or her duties under this Agreement; or

     c. The Consultant commits any act which constitutes a felony or gross misdemeanor or which the Board of Directors determines in its sole discretion is harmful to the business, operations or reputation of the Company. In the event this Agreement is terminated pursuant to this Section 5, all rights to receive the Consulting Compensation hereunder shall terminate on the date of any such termination.

     6.   MISCELLANEOUS.

     a. ASSIGNMENT. This Agreement and the rights and obligations of the parties hereunder shall not be assignable, in whole or in part, by either party.

     b. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the state of Minnesota.

     c. ENTIRE AGREEMENT. This Agreement evidences the entire understanding and agreement of the parties hereto relative to the consulting arrangement between Consultant and the Company and the other matters discussed herein. This Agreement supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein. This Agreement may only be amended by a written document signed by both Consultant and the Company.

     d. INJUNCTIVE RELIEF. Consultant acknowledges that it would be difficult to fully compensate the Company for damages resulting from any breach by Consultant of the provisions of Section 4 of


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this Agreement.  Accordingly, in the event of any actual or threatened breach of such provisions, the Company shall (in addition to any other remedies that it may have) be entitled to temporary and/or permanent injunctive relief to enforce such provisions, and such relief may be granted without the necessity of proving actual damages.

     e. SEVERABILITY. To the extent any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deleted from this Agreement, and the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected.

     f. STATUS OF CONSULTANT. In rendering services pursuant to this Agreement, Consultant shall be acting as an independent contractor and not as an employee or agent of the Company. As an independent contractor, Consultant shall have no authority, express or implied, to commit or obligate the Company in any manner whatsoever, except as specifically authorized from time to time in writing by an authorized representative of the Company, which authorization may be general or specific. Nothing contained in this Agreement shall be construed or applied to create a partnership.

     IN WITNESS WHEREOF, The Company and Consultant have executed this Agreement as of the date first set forth above.

                                        MINNTECH CORPORATION

                                        By
                                          ---------------------------------
                                             Louis C. Cosentino, Ph.D.
                                             President, Chief Executive
                                             Officer and Chairman of the
                                                   Board

                                          ---------------------------------
                                          [Consultant]

                                        By
                                          ---------------------------------